Exhibit 10.7
SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into between the following “Parties:”
1.	Darren Hayes (“Hayes”); and
2.	Quest Oil Corporation, a Nevada corporation (“Quest”).

1. RECITALS.

a. RELATIONSHIP. The Parties have established a past and present “Consulting Relationship” in regard to the operations of Quest.

b. RELEASED CLAIMS. The purpose, desire and intention of this Agreement is to fully settle and forever resolve any and all: past, present and future claims the Parties may have against each other for, but not limited to: reimbursement of commissions, and/or damages for monetary damages, and/or personal or emotional injury (hereinafter collectively referred to as “Claims”) arising from and/or relating directly or indirectly to the Consulting Relationship.

2. SETTLEMENT. In consideration of the Agreement, Quest agrees to pay to Hayes a total of 225,000 shares of Quest’s common stock which has been registered for resale on Form S-8. Hayes hereby acknowledges his outstanding debt to Quest in the amount of 32,460.95.

a. PAYMENT SCHEDULE. The settlement payment described herein shall be paid in three installments as set forth below. However, at the sole option of Quest, additional and/or full payment of the entire amount may be made prior to the scheduled payment dates. Any payment made in excess of the amount due in accordance with the installment schedule below shall be credited towards the next payment(s) and the next payment(s) shall be reduced in an amount equal to the amount credited. Hayes shall not be entitled to any payments other than specifically set forth in this Agreement.

1st payment of 75,000 shares is due May 1, 2006;
2nd payment of 75,000 shares is due June 1, 2006; and
3rd payment of 75,000 shares is due on July 1, 2006.

3. RELEASE. In consideration of the promises, covenants, representations and warranties set forth in this Agreement, Hayes on behalf of himself and on behalf of his heirs, beneficiaries, predecessors, successors, successors in interest, assigns, insurers, and representatives, and all persons, firms, associations and/or corporations connected with them, hereby releases and forever discharges Quest, including each Quest’s predecessors, successors, assigns, partners, consultants, architects, employees, subcontractors, parents, subsidiaries, officers, directors, principals, agents, representatives, and all persons, firms, associations and/or corporations connected with it, including, without limitation, their insurers, sureties, and attorneys, who are, or may ever become, liable to Hayes, of and from any and all claims (including claims for bodily and/or emotional injury), demands, causes of action, obligations, damages, losses, costs, fees, and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, arising from, or in any way related to the Claims set forth herein.

4. WAIVER OF SECTION 1542. In signing this Agreement, the Hayes has been advised of, understand and knowingly waive his rights under California Civil Code Section 1542 which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

5. NO FURTHER CLAIMS. Hayes covenants and agrees never to commence against Quest, any legal action or proceeding based in whole or in part upon the Claims, demands, allegations, and/or injuries released in this Agreement.

6. NO ADMISSION. This Agreement shall not be considered as an admission of liability by Hayes and by entering into this Agreement, Hayes has not admitted the validity of any Claims herein released or at issue.

7. BINDING EFFECT. This Agreement shall be binding upon each Party’s past and present heirs, beneficiaries, successors, successors in interest, assigns, and agents.

8. GOVERNING LAW. This Agreement shall be interpreted in accordance with and governed in all respects by the law of the State of Nevada. Venue for any legal action or arbitration shall be San Diego County, State of California.

9. CONFIDENTIALLY. The Parties agree that the terms of this Agreement shall be held in confidence and that no publicity or statement shall be made at any time with regard to the settlement, payment, release or other issues involved herein.

10. ENTIRE AGREEMENT. This Agreement and Release contains the entire understanding between the PARTIES with regard to the matters herein set forth.

11. INDEPENDENT INVESTIGATION. The Parties represent and declare that they have carefully read this Agreement, know the contents thereof and have signed the Agreement freely and voluntarily. Each Party has made such investigation of all the facts pertaining to this Agreement and all of the matters pertaining thereto, as the Party deems necessary and each Party has received independent legal advice from their attorneys with respect to the advisability of making the settlement provided for herein, and with respect to the advisability of executing this Agreement and Release.

12. NO REPRESENTATIONS. No person, nor officer, agent, partner, employee, representative, trustee, or attorney of either Party has made any statement or representation to the other Party regarding any fact relied upon in entering into this Agreement and neither Party relies upon any statement, representation or promise of the other Party in executing this Agreement or in making the settlement provided for herein, except as stated herein.

14. MUTUAL DRAFTING. Each Party warrants and represents that any statute or rule of construction (that ambiguities are to be resolved against the drafting party) shall not be employed in interpretation of this Agreement.

15. FUTURE COOPERATION. The Parties agree that each Party will execute all such further and additional documents as shall be reasonable, convenient, necessary, or desirable to carry out the provisions of this Agreement.

16. SEVERANCE. Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall, nevertheless, continue in full force and effect, without being impaired in any manner whatsoever.

17. COUNTERPARTS. This Agreement and Release may be executed in several counterparts, in one or more separate documents, all of which together shall constitute one of the same instrument, with the same force and effect as though all the Parties had executed the same document.

18. CAPTIONS. Paragraph titles or captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement

19. COSTS. This Agreement shall include any and all claims any Party may have for costs and/or attorney fees relating to this Agreement and the Claims released herein.

SO AGREED BY:

QUEST OIL CORPORATION

________________________________________
By: Joseph F. Wallen
Its: Chief Financial Officer

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Darren Hayes